Exhibit (o)
                       THE PREFERRED GROUP OF MUTUAL FUNDS

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that I constitute and appoint Fred L. Kaufman, David L. Bomberger and Sean X. McKessy, as my true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution, for me in my name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement of The Preferred Group of Mutual Funds, and to file the same, with all exhibits thereto, and all other documents in connection therewith, of the Securities Act of 1933, File No. 33-46479 and The Investment Company of Act 1940, File No. 811-06602, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute may lawfully do or cause to be done by virtue hereof.

Signature                         Title                       Date
---------                         -----                       -----
/s/ Kenneth J. Zika
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Kenneth J. Zika                   Trustee                     August 18, 2003